Exhibit 2.1
                                                                     -----------


            AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT


         This amendment (the "Amendment"), dated as of June 7, 2002, by and between Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), and Harris Trust Company of New York, as rights agent (the "Rights Agent"), amends, pursuant to Section 27 thereof, that certain Amended and Restated Rights Agreement, dated as of January 20, 2000 (the "Rights Agreement"), between the Company and the Rights Agent.

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has approved a 2-for-1 stock split in the form of a distribution of shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), pursuant to which the Company will issue on June 28, 2002 to each holder of record of Common Stock at the close of business on June 7, 2002 one share of Common Stock for each share held of record by such holder (the "Distribution"); and

         WHEREAS, in connection with the Distribution, the Company wishes to make appropriate adjustments to the Rights Agreement; and

         WHEREAS, pursuant to resolutions of the Board of Directors dated May 16, 2002, the Board of Directors has duly authorized this Amendment in connection with the Distribution, and all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent;

         NOW, THEREFORE, the parties hereto agree to amend the Rights Agreement as follows:

         1. Each use of or reference to the term "one three-hundredth" or "one three-hundredths" in the Rights Agreement, including Exhibits A and B thereto, is hereby amended by replacing such term with "one six-hundredth" or "one six-hundredths," respectively.

         2. Section 7(b) is hereby amended by replacing "shall be $400.00 as of January 20, 2000" with "shall be $200.00 as of June 7, 2002".

         3. Section 11(d)(ii) is hereby amended by replacing each use of or reference to "300" with "600".

         4. Section 11(l) is hereby amended by replacing each use of or reference to "two-hundredths" with "six-hundredths".

         5. Exhibit A to the Rights Agreement is hereby amended by replacing the reference to "$400.00" with "$200.00" and by replacing the reference to "January 20, 2000" with "June 7, 2002".


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         6.    The first paragraph of Exhibit B to the Rights Agreement is hereby amended by replacing the reference to "$400.00" with "$200.00".

         7. The sixth paragraph of Exhibit B to the Rights Agreement is hereby amended by replacing the reference to "$800" with "$400", replacing the reference to "$100" with "$50", and replacing each reference of "$400" with "$200".

         8. For purposes of the Distribution, the provisions of this Amendment shall apply in lieu of any adjustment, including to the number of Rights, that would otherwise occur by virtue of Section 11(p) of the Rights Agreement, and Section 11(p) of the Rights Agreement shall not apply to the Distribution.

         9. Terms not defined herein shall, unless the context otherwise requires, have the meanings ascribed to them in the Rights Agreement.







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                                      -2-

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the 7th day of June, 2002.




                                            MARSH & McLENNAN COMPANIES, INC.



                                            By: /s/ William L. Rosoff
                                               ------------------------------
                                               Name: William L. Rosoff
                                               Title: Senior Vice President &
                                                      General Counsel




                                            HARRIS TRUST COMPANY OF NEW YORK



                                            By: /s/ Martin J. McHale, Jr.
                                               ------------------------------
                                               Name: Martin J. McHale, Jr.
                                               Title:   President